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                               FORM 8-K

                            CURRENT REPORT


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported)  October 5, 1994



 Commission           Registrant; State of            IRS Employer
File Number          Incorporation; Address;        Identification No
                      and Telephone Number
- -----------          -----------------------        ------------------

1-9513                CMS ENERGY CORPORATION        38-2726431
                     (A Michigan Corporation)
                   Fairlane Plaza South, Suite 1100
                       330 Town Center Drive
                     Dearborn, Michigan 48126
                        (313) 436-9261


1-5611                CONSUMERS POWER COMPANY       38-0442310
                     (A Michigan Corporation)
                     212 West Michigan Avenue
                     Jackson, Michigan  49201
                        (517) 788-1030


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ITEM 5.  OTHER EVENTS.

Ludington Pumped Storage Plant

As is discussed in ITEM 3. LEGAL PROCEEDINGS and Note 12 to the Consolidated Financial Statements in the Annual Reports on Form 10-K for the year ended December 31, 1993 of CMS Energy Corporation and its wholly-owned subsidiary, Consumers Power Company ("Consumers"), in September 1986 the Attorney General filed a lawsuit against Consumers and Detroit Edison seeking $148 million in past damages and $89,000 per day for future damages for alleged injuries to fishing resources due to the operation of the jointly owned Ludington Pumped Storage Plant. The Attorney General filed a second lawsuit in 1987 which sought to have the plant's bottom lands lease agreement with the State declared void.

On October 5, 1994, an agreement was reached between Consumers, Detroit Edison, the Attorney General, the DNR and other parties to settle these lawsuits. The settlement covers the continued operation of the plant with the use of a fish barrier net through the term of the plant's license, which expires in the year 2019. Consumers and Detroit Edison have agreed to pay for certain unavoidable fish loss, to establish a fishery trust fund, to pay for certain recreational enhancement projects, and to convey certain lands to the state. Consumers' share of the cost of the settlement, which is to be recovered from its electric customers, is spread over a 24-year period consisting of approximately $3 million annually for the first 10 years and $1.5 million annually thereafter. The agreement is subject to approval by the MPSC, which must approve the recovery from its electric customers of all Consumers' costs, and by the FERC.
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                              SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.






                                     CMS ENERGY CORPORATION



Dated:   October 7, 1994             By:    /s/ A M Wright
                                        -------------------------------
                                            Alan M. Wright
                                         Senior Vice President, Chief
                                          Financial Officer and
                                          Treasurer




                                     CONSUMERS POWER COMPANY



Dated:   October 7, 1994             By:    /s/ A M Wright
                                        -------------------------------
                                            Alan M. Wright
                                         Senior Vice President and
                                         Chief Financial Officer


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